UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FIFTH THIRD BANCORP

(Exact name of registrant as

specified in its charter)

Ohio

(State or other jurisdiction of

incorporation or organization)

31-0854434

(I.R.S. Employer

Identification No.)

38 Fountain Square Plaza

Cincinnati, Ohio

(Address of principal executive offices)

45263

(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-141560.

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares, each representing a 1/250th interest in a share of 8.50 % Non-Cumulative Perpetual Convertible Preferred Stock, Series G	The Nasdaq Stock Market, LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the depositary shares (the “Depositary Shares”), each representing a 1/250th interest in a share of 8.50% Non-Cumulative Perpetual Convertible Preferred Stock, Series G (the “Preferred Stock”) of Fifth Third Bancorp (“Fifth Third”). The descriptions set forth under the sections “Description of the Depositary Shares” and “Description of the Preferred Stock” in the final prospectus supplement dated June 18, 2008, filed with the Securities and Exchange Commission on June 19, 2008, in connection with the automatic shelf registration statement on Form S-3 (Nos. 333-141560) of Fifth Third Bancorp (the “Registration Statement”), filed on March 26, 2007, as amended on April 28, 2008, are incorporated herein by reference. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by Fifth Third as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2.	Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Second Amended Articles of Incorporation of Fifth Third Bancorp with respect to the 8.50% Non-Cumulative Perpetual Convertible Preferred Stock, Series G dated June 24, 2008 (incorporated by reference to Exhibit 4.1 of Fifth Third Bancorp’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2008).

4.1	Deposit Agreement dated June 25, 2008, between Fifth Third Bancorp, Wilmington Trust Company, as depositary and conversion agent and American Stock Transfer and Trust Company, as transfer agent, and the holders from time to time of the Receipts described therein (incorporated by reference to Exhibit 4.3 of Fifth Third Bancorp’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2008).

4.2	Form of Certificate Representing the 8.50 % Non-Cumulative Perpetual Convertible Preferred Stock, Series G (incorporated by reference to Exhibit 4.2 of Fifth Third Bancorp’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2008).

4.3	Form of Depositary Receipt (incorporated by reference to Exhibit 4.4 of Fifth Third Bancorp’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2008).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIFTH THIRD BANCORP

	By:	/s/ PAUL L. REYNOLDS
Date: June 25, 2008		Paul L. Reynolds Executive Vice President, General Counsel and Secretary

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